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                                                                Exhibit T3E.18

                   IN THE UNITED STATES BANKRUPTCY COURT
                   FOR THE EASTERN DISTRICT OF LOUISIANA

In the Matter of:                :                 No. 95-14545
                                 :                 Section A
HARRAH'S JAZZ COMPANY,           :
                                 :                 JOINTLY ADMINISTERED
                   Debtor.       :                 WITH
                                 :
-------------------------------- :

In the Matter of:                :                 No. 95-14544
                                 :                 Section A
HARRAH'S JAZZ FINANCE CORP.,     :
                                 :                 Chapter 11
                   Debtor.       :                 Reorganization
                                 :
-------------------------------- :

In the Matter of:                :                 No. 95-14871
                                 :                 Section A
HARRAH'S NEW ORLEANS             :
INVESTMENT COMPANY,              :                 Chapter 11
                                 :                 Reorganization
                   Debtor.       :
                                 :
-------------------------------- :

                      NOTICE OF ENTRY OF CONFIRMATION ORDER
                      -------------------------------------

     NOTICE IS HEREBY GIVEN that on February 2, 1998, the United States Bankruptcy Court for the Eastern District of Louisiana entered an ORDER CONFIRMING THIRD AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED THROUGH JANUARY 29, 1998, confirming the Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified Through January 29, 1998, filed by the debtors and debtors-in-possession Harrah's Jazz Company, Harrah's Jazz Finance Corp. and Harrah's New Orleans Investment Company, together with the plan proponent Harrah's Entertainment, Inc., and such other and further modifications as are hereafter approved by the Court as immaterial.

Dated: February 6, 1998

JENNER & BLOCK                            BRONFIN & HELLER, LLC
One IBM Plaza                             650 Poydras Street, Suite 2500
Chicago, Illinois 60611                   New Orleans, Louisiana 70130
Telephone: (312) 222-9350                 Telephone: (504) 568-1888

WILLIAM HARDY PATRICK, III,               Attorneys for Harrah's New Orleans
A Professional Corporation                Investment Company
10636 Linkwood Court
Baton Rouge, Louisiana 70180              LATHAM & WATKINS
Telephone: (504) 767-1460                 885 Third Avenue
                                          New York, New York 10022
                                          Telephone: (212) 906-1200
Attorneys for Harrah's Jazz Company
and Harrah's Jazz Finance Corp.           Attorneys for Harrah's Entertainment
                                          Inc.